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                                                                EXHIBIT 10.84


                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT ("Agreement") is made and entered into this ______ day of December, 1996, by and between OASIS RESIDENTIAL, INC., a Nevada corporation (hereinafter referred to as "Seller"), and SIEFERT INVESTMENTS, a Nevada Limited Partnership (hereinafter referred to as "Buyer"):

1.       SALE AND CLOSING.

         1.1 Agreement. The Seller agrees to sell and Buyer agrees to purchase the 60-unit apartment project located at 6500 West Lake Mead Boulevard, in the County of Clark, State of Nevada, commonly known as OASIS REEF APARTMENTS, Assessor's Parcel Nos. 138-23-201-001 through 138-23-214-060, which shall include the "Land," the "Improvements," the "Personal Property," the "Intangible Property," and all of the Seller's interest, as landlord in and to the "Tenant Occupancy Leases," all as hereinafter defined and as more particularly described on Exhibits A and B attached hereto (the "Sale Property").

         "Land" shall mean the real property described in Exhibit A to this Agreement, including all easements, riparian or other water rights, rights of way and other interests appurtenant thereto, and all right, title and interest of the Seller in and to any land lying in the bed of any street, road, highway or avenue, open or proposed, in front of, adjacent to or adjoining such real property and in all strips and gores, and which Land contains 3.14 acres more or less.

         "Improvements" shall mean all improvements and fixtures now or hereafter located on the Land including, without limitation, the existing nine
(9) buildings, sixty (60) unit complex constructed on the Land which contains in the aggregate approximately Sixty-Eight Thousand One Hundred Eighty (68,180) square feet of gross rentable area, sixty (60) apartment units (of which twenty-eight (28) are two (2) bedroom/two (2) bath units, thirty-two (32) are three (3) bedroom/two (2) bath units, and surface level paved and striped parking areas containing parking in compliance with Building Codes, together with all appurtenances thereto and all apparatus, equipment and appliances located on the Land and used in connection with the operation and occupancy thereof such as systems or facilities for heating, ventilation, air conditioning, climate control, utility services, parking services, garbage disposal, irrigation and/or recreation, and all landscaping and residual interests in leasehold improvements under the Tenant Occupancy Leases.

         "Personal Property" shall mean those items of personal property listed in Exhibit B attached to this Agreement (the "Personal Property Inventory") and all other personal property now or hereafter owned or held by the Seller and exclusively used in connection with the Land, the Improvements and/or the Intangible Property or the ownership, operation or occupancy thereof including, without limitation, all furniture, fixtures, machinery, appliances and equipment located on the Sale Property, other than personal property owned by tenants of the Sale Property.


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         "Intangible Property" shall mean all property other than the Personal
Property, the Land, and the Improvements now or hereafter owned or held by the Seller and used in connection with the ownership, operation or occupancy thereof, excluding the name ("Oasis Reef Apartments" or the use of Oasis or Reef with any other name), but including the name Lighthouse Cove, excluding all copyrights, trademarks, trade names or service marks used in the operation of the Land, the Improvements or the Personal Property, but including the "Plans and Specifications" (as defined below) for use on the Land only in connection with the present structures, the engineering, soils, pest control and other studies or reports relating to the Land, the Improvements and/or the Personal Property, all telephone exchange numbers identified with the Land or Improvements, all awards or payments to be made for or with respect to any taking in condemnation or eminent domain (including awards or payments for damage resulting from change of grade or impairments of access) of any part of the Land, the Improvements and/or the Personal Property on or after the date hereof, all rents, issues and profits therefrom and to the extent, if any, approved in writing by the Buyer pursuant to the terms of this Agreement, all consents, licenses, franchises, permits, purchase or construction warranties or guarantees and other rights owned by the Seller relating to the operation, ownership or occupancy of the Land, the Improvements and/or the Personal Property.

         "Plans and Specifications" shall mean the final or plans and specifications for construction of the Improvements as listed in Exhibit C to this Agreement.

         "Tenant Occupancy Leases" shall mean all leases, work letter agreements, improvement agreements, and other rental agreements listed in Exhibit D to this Agreement with respect to occupancy or use of the Sale Property by tenants and all leases entered into in the normal course of business during the term of this Agreement.

         1.2 Closing. Consummation of the sale provided for herein (the "Closing") shall take place at the office of Nevada Title Company (the "Title Company"), through the escrow provided for in Paragraph 3 below (the "Escrow"), on or before December 16, 1996 (the "Closing Date").

         At or prior to the Closing, each of the parties shall execute and deliver such documents and perform such acts as are provided for herein, or as are necessary to consummate the sale contemplated hereunder.


2.       PURCHASE PRICE AND PAYMENT TERMS.

         2.1 Payment. The total purchase price (the "Purchase Price") to be paid for the Sale Property shall be the sum of Three Million Nine Hundred Thousand Dollars ($3,900,000), payable as follows:

                 2.1.1 Fifty Thousand Dollars ($50,000) as earnest money ("Earnest Money Deposit"), shall be deposited by the Buyer with the Escrow Agent within three (3) working days





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after the date of the execution of this Agreement and shall be deposited by said Escrow Agent into an interest-bearing account for the benefit of the Buyer and shall be held by the Escrow Agent under and pursuant to the terms and conditions of this Agreement and shall be subject to withdrawal by the Buyer during the Contingency Period (as hereinafter defined) by Buyer notifying the Escrow Agent in writing that Buyer cancels the Escrow Agreement. After the Contingency Period, said sum shall be held by the Escrow Agent and shall be payable to the Seller subject to the conditions hereinafter provided; provided, however, that the Earnest Money Deposit shall be payable to the Buyer after the Contingency Period in the event of the Buyer's termination of this Agreement for failure of any condition or default or breach by the Seller. The "Contingency Period" is defined as the period ending thirty (30) calendar days after the receipt by the Buyer of the executed Agreement.

                 2.1.2 The balance of the Purchase Price shall be paid by depositing into escrow of $2,750,000 cash and a promissory note in the amount of $1,100,000 bearing interest at 9% per annum payable interest only for 3 years with balance all due and payable at the end of 3 years, which shall be secured by a First Deed of Trust upon the Sale Property. All documents required of Buyer in order to close the Escrow shall be deposited with the Escrow Agent no later than 2:00 p.m. on the day before the Closing Date and shall be available for immediate distribution to Seller upon recording of the deed transferring ownership of the Sale Property to Buyer. The cash proceeds of sale that are to be distributed to Seller shall be sent by wire transfer in accordance with Seller's instructions, for which Buyer shall have no responsibility after depositing said funds with Escrow Agent as provided above.


3. ESCROW. If required by the Escrow Agent, after the execution of this Agreement, the parties shall execute escrow instructions to the Escrow Agent to which shall be attached an executed copy of this Agreement, which shall constitute instructions to the Escrow Agent. The opening of the Escrow provided for in this Agreement shall be the date that a fully executed Agreement is delivered to the Escrow Agent. If any of the provisions of this Agreement conflict with the escrow instructions, this Agreement shall govern and control. No cancellation or other provision of the escrow instructions shall extend the Closing Date provided for herein or provide either party hereto with any grace period not provided in this Agreement.

         All of Escrow Agent's fees shall be borne equally by the parties. Any cancellation fees of the Escrow Agent shall also be borne equally by the parties, unless this Agreement is canceled as a result of a breach by one of the parties hereto, in which case such party shall bear the entire cancellation fee, except any rollback taxes and accrued, but unpaid, assessments, whether due or to be paid in the future which rollback taxes and assessments shall all be paid by the Seller at or prior to the Closing.


4. BUYER'S DUE DILIGENCE CONTINGENCIES. The obligation of Buyer to purchase the Sale Property from Seller is contingent upon satisfaction, in the Buyer's sole discretion, within the Contingency Period, of the following:





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         4.1     Inspection and Review.

                 4.1.1 Buyer's review and approval, in writing, of a current Preliminary Title Report to be provided within ten (10) days following execution of this Agreement, together with copies of all documents referred to as exceptions in the preliminary report;

                 4.1.2 Seller shall cure any title objections provided in writing by Buyer within seven (7) business days of receipt of such objections. If such objections are not cured to the satisfaction of the Buyer, it may terminate this Agreement and the Earnest Money Deposit will be returned to it, or at its election, Buyer may waive the cure process in writing and proceed with Closing as provided for herein;

                 4.1.3 The Buyer itself or any of its agents, servants, employees, or any entity to whom it may contract shall have the right to enter upon the property for the purposes of making any studies of said property including, but not limited to, soils, seismic, environmental, hydrology, or other similar types of studies to determine the nature and the character and fair market value of the property and the feasibility of the property for the use for which Buyer desires to use said property, and Buyer agrees to indemnify and hold the Seller harmless from any liability of any acts of any of the Buyer's agents, servants, employees, or any person with whom Buyer should contract to enter upon said property. Buyer agrees that the Buyer shall supply to the Seller, should this sale not be consummated, copies of any and all such reports and/or studies that are obtained by the Buyer;

                 4.1.4 The Buyer's inspection, testing, to the extent it deems necessary, and approval of the physical condition of the Sale Property including, without limitation, inspection and testing for the presence of asbestos, polychlorinated biphenyls or other Hazardous Substances, and of the structural, mechanical, seismic, electrical and other physical or environmental conditions or characteristics of the Sale Property.


5.       CONDITIONS PRECEDENT.

         The following terms and conditions are conditions precedent to the Buyer's closing under and pursuant to the terms and conditions of this Agreement. If any condition (except for conditions contained in Paragraphs 5.1 and 5.3) has not been satisfied ten (10) days prior to the date of closing, Buyer shall notify the Seller in writing and the Seller shall have the opportunity to satisfy said condition. If Buyer fails to notify Seller in writing of the failure to comply with any terms and conditions, said term or condition shall be deemed to have been waived by Buyer:

         5.1 The due and timely performance by the Seller and/or third parties, prior to the Closing, of each and every covenant, undertaking and agreement to be performed by the Seller and/or such third parties as provided in this Agreement; and the truth, accuracy and completeness in all respects of each representation and warranty made in this Agreement by the Seller, including, without limitation, the information contained in the "Executive Summary," attached hereto as Schedule 5.1 (save and except as to the amount shown thereon under "Expense





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Analysis" of $2,500 per unit, which figure Buyer has been advised is much higher), both at the time made and on the Closing Date.

         5.2 As of the Closing Date, there shall have been no material adverse change in the condition of the Sale Property, or any portion thereof, or in any document, contractual relations, or other circumstances affecting the Sale Property previously approved by Buyer, and all apartment units vacant for 5 days or longer within the Sale Property shall be rent ready and available for immediate occupancy, and each apartment unit shall contain in working condition a washer, dryer, refrigerator, microwave oven, gas oven and dishwasher.

         5.3 In the event any of the foregoing conditions or other conditions to this Agreement which are for the benefit of the Buyer are neither fulfilled, nor waived as provided above, and Buyer has given notice of any said condition to the extent required by Paragraph 5, the Buyer, at its election by written notice to Seller, may terminate this Agreement and be released from all obligations under this Agreement. In the event of such a termination by the Buyer, the Earnest Money Deposit and all other funds deposited in escrow by the Buyer or paid by the Buyer to the Seller outside of escrow and all interest accrued on such funds shall be returned immediately to the Buyer, and all documents deposited in escrow by the Buyer or the Seller shall be returned to the depositing party.


6.       TITLE CONVEYANCE, ETC.

         6.1 Deed. The Seller shall convey title to the Sale Property, including the Land and the Improvements upon the close of escrow by a deed in the form attached hereto as Exhibit E (the "Grant, Bargain and Sale Deed") subject to no exceptions other than the following (the "Conditions of Title"):

                 The lien for local real estate taxes and assessments not yet due or payable;

                 (a) Interests of tenants pursuant to Tenant Occupancy Leases approved by the Buyer.

                 (b) Those items shown on Schedule B of the Preliminary Title Report to which the Buyer has no objection referred to in Paragraph 4.1 hereof.

At the Closing, Seller shall deliver to the Escrow Agent the Grant, Bargain and Sale Deed executed by Seller by which the Sale Property is transferred to Buyer.

         6.2 Title Insurance. The Buyer's obligation to purchase the Sale Property shall be subject to the irrevocable commitment of the Title Company to issue upon payment of its normal premium on the close of Escrow of the transaction contemplated by this Agreement (Form B, Rev. 10/17/70), together with such endorsements as the buyer may reasonably require (including, without limitation, CLTA endorsements or their Nevada equivalent) number 100 (modified)





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100.6, 103.4, 103.7, 116, 116.1, 116.4, 116.7 and 123.2), insuring the Buyer in the amount of $3,900,000 that fee simple title to the Land and Improvements is vested in the Buyer subject only to the Conditions of Title, with reinsurance (including direct access rights) in the current ALTA form, with companies and in such amount as the buyer shall reasonably require, all as set forth in a pro forma policy of title insurance to be delivered to and approved by the Buyer at least three (3) business days before the Closing Date. The costs of a CLTA policy shall be paid for by Seller. Buyer shall pay any additional costs for an ALTA policy and the costs of any endorsements desired by the Buyer.

         6.3 Deposits and Deliveries by Seller. The Seller shall deposit or cause to be deposited into escrow with the Title Company, or deliver directly to the Buyer outside of escrow, on or before the Closing Date, the following documents duly executed and acknowledged as required:

                 (a)      The Grant, Bargain and Sale Deed.

                 (b) A Bill of Sale in the form attached hereto as Exhibit F transferring the Personal Property to the Buyer (the "Bill of Sale").

                 (c) An Assignment of Leases in the form attached hereto as Exhibit G transferring to the Buyer all of the Seller's interest as landlord under the Tenant Occupancy Leases (the "Assignment of Leases").

                 (d) An Assignment of Intangible Property and Contract Obligations in the form attached hereto as Exhibit H transferring all of the Intangible Property and Contract Obligations to the Buyer (the "Assignment of Intangible Property").

                 (e) A letter to each of the tenants under the Tenant Occupancy Leases in form attached hereto as Exhibit I (the "Notice To Tenants").

                 (f) An Affidavit of Non-Foreign Status in form attached hereto as Exhibit J (the "Non-Foreign Affidavit).

                 (g) The Seller's written escrow instructions to close escrow in accordance with the terms of this Agreement.

                 (h) Such other documents, resolutions, consents and affidavits necessary or advisable to effect the valid consummation of the transaction evidenced by this Agreement.

         6.4 Prorations. Rents and other income, current taxes, utilities, and service expenses shall be prorated between the Seller and the Buyer as of the Closing Date. All bonds, assessments, encumbrances and other charges against the Sale Property levied and due and





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payable or accrued on or before the Closing Date shall be paid in full by the
Seller. Rent shall be prorated on the basis of actual days in a month on the basis of the final Rent Roll, based on rent actually paid to the Seller. Other income and expenses shall be prorated on the basis of the actual number of days in a month. All rents and other sums received by the Buyer on or after the Closing Date shall be applied first to rent and other obligations accrued or due on or after the Closing Date, then to the Buyer's costs of collection, if any, including attorneys' fees, and any excess paid by tenant for rent or other obligations owed prior to the Closing Date shall be paid to the Seller, provided that the Buyer shall have no obligation to collect delinquent rents for the Seller's account. At closing, the Buyer shall be allowed a credit against the Purchase Price for all rent and other credits and concessions due to tenants of the Sale Property allocable to the period before the Closing Date. All the deposits made by tenants of the Sale Property as security for rent, cleaning, pets or any other purpose (identified as refundable) and prepaid rents and all interest accrued or due on such sums (whether under applicable law or by agreement) shall be allowed as a credit against the Purchase Price. All items subject to proration pertaining to the period prior to the Closing Date shall be credited to the Seller, and all such prorations pertaining to the period on or following the Closing Date shall be credited to the Buyer. No later than one (1) business day prior to the Closing Date, the Seller and the Buyer shall mutually agree upon, and provide to the title company providing the policy hereunder, a schedule of prorations to be made as of the Closing Date as complete and accurate as reasonably possible. All prorations which can be liquidated accurately or reasonably estimated as of the Closing Date shall be made in escrow on the Closing Date. All other expenses relating to the Sale Property, or its operation, through the end of the calendar month in which the Closing Date shall occur shall be paid by the Seller subject to adjustment as provided below. All other prorations, and adjustments to initial estimated prorations or other non-prorated expenses, shall be made by the Buyer and the Seller with due diligence and cooperation within 30 days following the Closing Date, or such later time as may be required to obtain necessary information for proration or adjustment, by cash payment to the party yielding a net credit from such prorations or adjustments from the other party. Such cash payment shall be made within ten (10) business days of demand for payment by the party entitled to receive such payment and, if not timely paid, such amount due shall bear interest at ten percent (10%) per annum from the date due until the date of actual payment.

         6.5 Closing Costs. The Seller shall pay the cost of all transfer, sales and conveyance taxes imposed by any governmental authority upon this transaction, title insurance premiums for the title insurance (to the extent so provided in Paragraph 6.2 above), one-half (1/2) of the recording fees, one-half (1/2) of escrow fees and the Seller's legal fees and costs incurred in connection with the contemplated transaction. In addition, the Seller shall be solely responsible for the cost (including payment of prepayment fees or other charges) to pay off in full and have canceled and discharged of record, all liens, encumbrances and other instruments of record other than the approved Conditions of Title. The Buyer shall pay one-half (1/2) of the recording fees and Buyer's legal fees and costs incurred in connection with the contemplated transaction.

         6.6 Possession. Right to possession of the Sale Property shall transfer to the Buyer on the Closing Date, subject to the rights of the tenants under the approved Tenant Occupancy Leases. The Seller shall transfer and deliver to the Buyer on the Closing Date the originals of all approved Tenant Occupancy Leases, all approved written Contract Obligations, all instruments





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and documents evidencing or relating to the Intangible Property and all other documents transferred to the Buyer by this Agreement which have not yet been delivered to the Buyer.

         6.7 Cooperation. Without further consideration, the Seller shall execute, acknowledge and deliver to the Buyer on or after the Closing Date any and all other instruments or documents, and do and perform any other acts which may be required or which the Buyer may reasonably request in order to fully assign, transfer and/or convey to the Buyer, and vest in the Buyer, the Sale Property, and each and every part and component thereof.


7.       BUYER'S AND SELLER'S WARRANTIES.

         7.1 Buyer's Representations and Warranties. Buyer hereby represents and warrants to Seller, which representations and warranties shall be true and correct as of the Closing and shall survive the Closing:

                 7.1.1 Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Nevada.

                 7.1.2 There are no actions, suits or proceedings pending or threatened against Buyer in any court or before any administrative agency which would prevent Buyer from completing the transactions provided for herein.

                 7.1.3 No consent, approval or authorization of any governmental authority or private third party is required in connection with the execution, delivery and performance of this Agreement by Buyer.

         7.2 Seller's Representations and Warranties. Seller represents and warrants to Buyer, that the following representations and warranties shall be true and correct as of the Closing and shall survive the Closing:

                 7.2.1 To the best of Seller's knowledge, without inquiry, Seller will convey to the Buyer, good, marketable, and insurable fee simple absolute title to the Sale Property, free and clear of all liens, claims, covenants, conditions, restrictions, rights of way, easements, options, licenses, judgments and encumbrances of any kind, except as shown in the Policy of Title Insurance.


                 7.2.2 To the best of Seller's knowledge, without inquiry, the Sale Property, including its present use and operation, is in compliance with and authorized by all applicable laws and legal restrictions, including, without limitation, all applicable building codes (but not provisions of the Fair Housing Act of 1968 and the Americans With Disabilities Act of 1990, and all amendments thereto, as shown by documents entitled Sheffer v. Oasis Residential, Inc. (Reef/Lighthouse Cove), H.U.D. Case No. 09-96-1001-8 filed October 3, 1995), and the Seller has performed all conditions to, and paid all fees or other sums due with respect to, any and all permits, licenses or other approvals relating to the Sale Property. No zoning or land use variance, conditional use permit or other special permission has been obtained or is required to be maintained for the present, intended and continued use and operation of the Sale Property as a residential apartment complex. The Sale Property is not located within any conservation or historic district or any zone recognized as having special earthquake or flood hazards. The Sale Property is not subject to any rent control or similar program regulating rents or other tenant rights (including, without limitation, any requirement to provide below market rate rentals to low or moderate income tenants) and to the best of the Seller's knowledge, no such program or change to any existing program is contemplated or proposed.

                 7.2.3   To the best of Seller's knowledge, without inquiry,
(i) there is not present, nor was there present at any time in the past, upon, in or at the Sale Property any asbestos or polychlorinated biphenyls, or any structures, fixtures, equipment or other objects or materials containing asbestos or polychlorinated biphenyls, (ii) there is not present or suspected to be present, nor was there present or suspected to be present at any time in the past, upon, in, at, or about the Sale Property, or the soil or groundwater thereof, and "Hazardous Substances" (as defined below), (iii) no portion of the Sale Property is presently, nor was at any time in the past, used, operated or occupied for the generation, manufacture, treatment, storage, transportation, discharge or disposal (whether intentional or accidental) of any Hazardous Substances and (iv) there has been no adverse development with respect to the items listed above in this Paragraph 7.2.3 since the date of the Phase One Environmental Report that the Seller has previously delivered to the Buyer. "Hazardous Substances" shall mean and include any chemical, compound, material, mixture, waste or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any applicable environmental laws as a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity including any petroleum, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixture of natural gas and such synthetic gas). "Hazardous Substances" shall include, without limitation, any hazardous or toxic substance, material or waste or any chemical, compound or mixture which is (i) asbestos, (ii) designated as a "hazardous substance" pursuant to Section 1317 of the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), (iii) defined as a "hazardous waste" pursuant to Section 6903 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (iv) defined as "hazardous substance" pursuant to Section 9601 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.),or
(v) listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR part 302); or in any and all amendments thereto in effect as of the Closing Date; or such chemicals, compounds, mixtures, substances, materials or wastes otherwise regulated under any applicable local, state or federal environmental laws.

                 7.2.4 There is no existing or, to the best of Seller's knowledge, without inquiry, threatened, proposed or contemplated, litigation, action, administrative proceeding (other than by H.U.D. as shown in Case No. 09-96-1001-8 filed October 3, 1995) or assessment (including without limitation, eminent domain proceedings, public improvement assessments, development or special benefit assessments and property tax increases) which in any way relates to, arises out of or which would or may in any way affect the Sale Property or the Seller's ability to perform its obligations under this Agreement or any documents executed by the Seller pursuant to this Agreement.

                 7.2.5 Except as expressly set forth in Schedule 7.2.5 (attached hereto), there have been no insurance claims, incident reports, suits, actions or proceedings filed by, on behalf of, or against the Seller within the preceding three (3) year period, whether or not still pending, settled or otherwise completed, which in any way arises or arose out of, relates or related to or affects or affected the Sale Property or the Seller's ownership, management or operation thereof.

                 7.2.6 To the best of Seller's knowledge, without inquiry, the Sale Property was constructed, in accordance with the "Plans and Specifications" (as defined below), other than modifications which are not material, and the recommendations contained in any soils report or seismic study prepared in connection with construction of the Improvements. All development obligations with respect to or arising out of the development and/or construction of the Property (including, without limitation, construction of any required off-site improvements, dedications and payment of in-lieu or other development fees or exactions) have been fully satisfied and discharged. "Plans and Specifications" shall mean the final plans and specifications for construction of the Improvements, as listed in Exhibit C to this Agreement.

                 7.2.7 To the best of Seller's knowledge, without inquiry, the Sale Property is in good operating condition and repair and no defects or deficiencies exist in the Improvements or their structural components, the building systems and other mechanical systems (including, without limitation, the heating, ventilation, air conditioning, electrical, plumbing, utility, sprinkler, and elevator systems, the roofing system and any parking or loading areas) or in the Personal Property, except for specific individual defects disclosed on Schedule 7.2.7 (attached hereto).

                 7.2.8 To the best of Seller's knowledge, without inquiry, the Sale Property is connected to and serviced by water, solid waste and sewage disposal, telephone, gas and electricity facilities and all other utilities and services which are necessary or customary for the use, operation and occupancy of the Sale Property all of which are in good operating condition and are adequate for the present and intended use and operation of the Sale Property at full occupancy and which comply with all applicable laws and legal restrictions. The Sale Property was constructed in compliance with the requirements of the municipality regulatory flood control requirements and the civil engineering plans submitted and approved by the regulatory agencies.

                 7.2.9 There is no personal property, including, without limitation, furniture, appliances, equipment, fixtures or supplies owned by the Seller and/or utilized by the Seller on a substantially exclusive basis in connection with the use, operation or occupancy of the Sale Property, except as set forth on the Personal Property Inventory.

                 7.2.10 Seller has delivered to the Buyer true and complete copies of all Tenant Occupancy Leases all of which are listed accurately in the "Rent Roll" (as defined below).

Except as specifically set forth in the Rent Roll or the documents listed therein (i) there are no oral or written leases, work letter agreements, improvements agreements, or other rental, use or occupancy agreements affecting the Sale Property in force, (ii) no person has any right of possession, use or occupancy of the Sale Property or any part of it, (iii) no unsatisfied rent or other concessions have been granted any tenant, (iv) no rent has been paid in advance by any tenant, (v) no tenant has any claims against the Seller for any improvement or relocation credit or payment, or for any security deposits or other deposits nor for interest on any security deposits or other amounts except as listed on the Rent Roll, (vi) no tenant has any defense or offset to rent or other charges accruing after the Closing Date, (vii) all of the Tenant Occupancy Leases have been executed, are in full force and effect and full rent is accruing thereunder, (viii) no default or breach exists and no event has occurred which, with the giving of notice, the passage of time, or both, would constitute a default on the part of the Seller or any tenant under the Tenant Occupancy Leases, except as shown in financial information attached hereto as
Schedule 5.1 or on the Rent Rolls, (ix) the Seller has not received any notice nor has any reason to believe that any tenant intends to terminate, breach or fail to renew its lease, or is or may become unable to perform its obligations under any Tenant Occupancy Lease, or that any guarantors under its Tenant Occupancy Lease have become subject to any bankruptcy proceeding or have been released or discharged, voluntarily, involuntarily, or by operation of law, from any obligation with respect to or relating to any Tenant Occupancy Lease, and (xi) no brokerage or leasing commission or other similar payment or fee is due or unpaid or partially paid or may become due in the future with respect to any Tenant Occupancy Lease.

                 7.2.11 "Rent Roll" shall means a listing of all leases of any portion of the Sale Property in the form attached as Exhibit K which shall be furnished to the Buyer as of Closing.

                 7.2.12 The Seller has delivered to the Buyer true and complete copies of all existing "Contract Obligations" (as defined below), all of which are listed accurately in the "List of Contract Obligations" (as defined below). No default or breach exists under any such Contract Obligations, nor has any event occurred which, but for the giving of notice or passage of time, or both, would constitute a default by any party thereto. "Contract Obligations" shall mean those contracts, agreements, commitments, employment agreements, service contracts, utility contracts, construction contracts, maintenance agreements, leasing and brokerage agreements and all other contract agreements and obligations, whether or not in writing, which relate to the ownership, operation, management, maintenance, use or occupancy of the Sale Property, which will or may continue in effect, or which may or could be beneficial to continue in effect on or after the Closing Date, all of which are listed on Exhibit L to this Agreement ("List of Contract Obligations").

                 7.2.13 To the best of Seller's knowledge, without inquiry, neither Seller's execution of this Agreement nor performance by the Seller of any of its obligations hereunder including, without limitation, the transfer, assignment and sale of the Sale Property contemplated by this Agreement (i) violates or shall violate any written or oral contract, agreement or instrument to which the Seller is a party or is bound or which affects the Sale Property or any part of it, or (ii) shall constitute or result in violation or breach by the Seller of any judgment, orders, writ, injunction of any applicable laws and legal restrictions; and no approval, consent, order, authorization, designation, filing (other than recording), registration, notification of, by or with any judicial or governmental authority is required in conjunction with the Seller's execution of this Agreement and performance of its obligations hereunder.

                 7.2.14 The Seller is not a "foreign person" as defined in Internal Revenue Code Section 1445, and any related regulations.

                 7.2.15 There is no union contract or collective bargaining agreement affecting the Sale Property or the employees of the Seller or its property manager.

                 7.2.16 The Seller has not obligated itself in any manner to sell the Sale Property to any party other than the Buyer; the Seller has not granted any (nor do any otherwise exist), option to purchase the Sale Property to any other party other than the Buyer; and the Seller has not granted any (nor do any otherwise exist) right of first refusal in connection with the Sale Property to any party.

                 7.2.17 The transaction contemplated by this Agreement will not violate or result in any breach of any other obligation or restriction of the Seller to any other party.

                 7.2.18 The Seller has full power and authority to enter into this Agreement in accordance with its terms and the corporate officers executing this Agreement on behalf of the Seller are authorized to do so and, upon such officers executing this Agreement, it shall be binding and enforceable upon the Seller in accordance with its terms.

                 7.2.19 Without expanding or altering any of the representations or warranties within this Agreement, none of the representations or warranties in this Agreement, nor any descriptive information concerning the Sale Property set forth in this Agreement, nor any documents, statement, certificate, schedule or other information furnished or to be furnished by or on behalf of the Seller to the Buyer in connection with this Agreement (including, without limitation, operating and financial statements, copies of which are attached hereto as Schedule 5.1) contains, or will as of the Closing Date contain, any untrue statement of a material fact or omits, or will as of the Closing date omit, to state a material fact necessary to make the statements of fact contained therein not misleading.


8.  COVENANTS AND AGREEMENTS.

         The Seller hereby specifically covenants and agrees as follows:

         8.1 The Seller shall timely deliver and provide to the Buyer all of the documents and things required to be provided by or on behalf of the Seller to the Buyer as provided in Article 4 above; and the Seller shall use its best efforts to fulfill prior to the Closing Date, and to assist the Buyer in fulfilling, on a timely basis with all due diligence, each of the conditions precedent set forth in Article 4 above and all other conditions to this Agreement.

         8.2 The Buyer shall have the right to enter onto and inspect and test the Sale Property, and to inspect and have complete access to all leases, maintenance records and structural information from the date of this Agreement to the Closing Date, provided that the Buyer shall timely pay for all such inspections and tests, discharge all liens which may arise therefrom and repair or restore any and all damage or injury to the Sale Property resulting from such inspections and tests and indemnify and hold Seller harmless from any and all claims by any third party resulting from Buyer's or its agents' acts.

         8.3 From the date of this Agreement to the Closing Date, the Seller shall manage, maintain, insure, lease, operate, and service the Sale Property, or cause the Sale Property to be managed, maintained, insured, leased, operated and serviced in the ordinary course, consistent with past practices.

         8.4 The Seller shall promptly notify the Buyer in writing of any event or circumstance which adversely affects the Seller's ability to perform its obligations under this Agreement in a timely manner, or the likelihood of timely satisfaction of the conditions precedent set forth above, or the truth of any representation or warranty contained herein.


9.   BREACHES OF THE SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

         9.1 Within ten (10) days after notification in writing by the Buyer to the Seller of any breach of the representations, warranties, covenants and agreements set forth in this Agreement other than as may be specifically set forth, (or, if the cure or remedy thereof requires more than ten (10) days, within a reasonable time after such notification but in all events within thirty (30) days after such notification, provided that steps to effect the cure or remedy have been commenced within ten (10) days and are pursued with all due diligence), the Seller, shall undertake to cure or remedy any breach of such representations, warranties, covenants and agreements; provided, however, in no event shall such cure period extend the scheduled Closing Date specified below. If, after notice of any such breach, the Seller fails promptly and in a timely manner to cure or remedy or attempt to cure or remedy the breach the Buyer may proceed to cure or attempt to cure or remedy the breach.

         9.2 Seller's Indemnity. The Seller agrees to indemnify, protect and defend the Buyer against and hold the Buyer (and its general partner, officers, employees, agents and affiliates) harmless from any and all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, all reasonable attorneys' fees, asserted against, incurred or suffered by Buyer resulting from (i) any liability or obligation of the Seller which the buyer is not required to assume under this Agreement or accruing prior to such assumption, (ii) any personal injury or property damage occurring in, on or about the Sale Property or relating thereto on or before the Closing Date, from any cause whatsoever, or (iii) To the extent of the actual knowledge of Seller's officers, the untruth, inaccuracy or breach of any of the representations, warranties, covenants and agreements made by the Seller pursuant to this Agreement. The Seller's obligations under this Paragraph 9.1 shall survive close of escrow or termination of this

Agreement. Neither the foregoing nor any other provision of this agreement shall limit the rights and remedies available to the Buyer at law or in equity, whether by statute or otherwise, and all such right and remedies shall be cumulative and non-exclusive.

         9.3 Buyer's Indemnity. The Buyer agrees to indemnify, protect and defend the Seller against and hold the Seller harmless from any claims, losses, damages, costs or expenses, including, without limitation, any reasonable attorneys' fees, asserted against, incurred or suffered by the Seller resulting from any breach of this Agreement by the Buyer, its agents, servants or employees, occurring prior to the Closing Date.


10.      REMEDIES.

         10.1 Termination; Waiver. At any time during the Contingency Period in Paragraph 4, Buyer shall be entitled to termination of this Agreement, for any reason, and to receive the Earnest Money Deposit and all interest earned thereon. If Buyer does not terminate this Agreement prior to the expiration of the Contingency Period, except as provided above in the case of a termination of the Agreement by the Buyer as a result of a breach of or default of this Agreement by the Seller, the Buyer's right of termination without cause respecting the contingency shall lapse and any unsatisfied contingency to closing (excluding contingencies for which Seller has given written assurance of removal) shall be deemed waived, except to the extent such unsatisfied contingency is attributable to a breach of or default of this Agreement by the Seller.

         10.2 Remedies. The Seller does hereby agree that, if the Buyer does not consummate this Agreement in the time set forth herein for any reason other than the satisfaction of the Buyer's contingencies within the time provided for in Paragraphs 4 and 5, that the Seller's only remedy shall be right to the Earnest Money Deposit. That said Earnest Money Deposit shall be liquidated damages in full satisfaction of any and all damages which the Seller may suffer. Buyer does hereby agree that if Seller fails to transfer the property at close of escrow, Buyer's only remedy shall be the return of its Earnest Money Deposit. Each party specifically waives its rights to any other damages or right to specific performance.

         10.3 Costs and Fees. If either party brings an action, after termination of this Agreement as herein provided, to obtain an adjudication regarding such termination and the parties' rights hereunder, or to foreclose the right, title and interest of Buyer in the Sale Property, the prevailing party shall be entitled to ordinary costs of suit, the expense of searching title to the Sale Property, and reasonable attorneys' fees, to be entered in any final judgment in such action.

         10.4 Waiver, Extension. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

11.      BROKER'S COMMISSIONS.

         The parties hereby acknowledge that Stuart Mixer Commercial is a Broker to the Seller and that the Seller will pay the brokerage fees to Stuart Mixer Commercial, and the Seller agrees that it shall indemnify and hold the Buyer harmless with respect to any claims for brokerage commission or finder's fee made by any other person or entity claiming through the Seller. The Buyer agrees that it shall indemnify and hold the Seller harmless with respect to any claims for brokerage commission or finder's fee made by any other person or entity claiming through the Buyer.


12.      NOTICES.

         All notices, demands, requests, consents, approvals or other communications (for the purposes of this Paragraph 12, collectively called "Notices"), required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
To Seller:                                 OASIS RESIDENTIAL, INC.
                                           4041 East Sunset Road
                                           Henderson, NV 89014
                                           Attention: Scott S. Ingraham,
                                                      President

With a simultaneous
copy to:                                   Herbert L. Waldman, Esq.
                                           4041 East Sunset Road
                                           Henderson, Nevada  89014


To Buyer:                                  SIEFERT INVESTMENTS
                                           140 South Decatur Boulevard
                                           Las Vegas, NV 89107

With a simultaneous
copy to:                                   Jeffrey D. Conway, Esq.
                                           Conway & Connolly, LLP
                                           330 South Third Street, Suite 603
                                           Las Vegas, NV 89101

or to such other address as such party shall have specified most recently by like Notice. Notice mailed as provided herein shall be deemed given on the actual receipt or the date so mailed.

13.      GENERAL.

         13.1 Time of Essence. Time is of the essence in respect of each and every particular in this Agreement.

         13.2 Entire Agreement. This Agreement contains the entire agreement among the parties and supersedes and replaces all prior agreements and understandings with respect to the subject matter hereof. No representations are made or relied on by any party other than those expressly set forth herein. No agent, employee or other representative of any party is empowered to alter any of the terms hereof, unless done in writing and signed by an authorized representative of the respective parties hereto. The paragraph headings appearing herein are for the convenience of the parties and are not to be used to construe or modify the terms of this Agreement in any fashion.

         13.3 Multiple Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         13.4 Nevada Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Nevada applicable to agreements made and to be performed wholly within the State of Nevada.

         13.5 Further Assurances. Seller and Buyer each agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other may reasonably require to consummate, evidence or confirm the sale contemplated hereby.

         13.6 Tax Deferred Exchange. In the event the Seller wishes to enter into a tax deferred exchange for the Sale Property, or if the Buyer wishes to enter into a tax deferred exchange with respect to property owned or previously owned by it in connection with this transaction, each of the parties agrees to cooperate with the other party in connection with such exchange, including the execution of such documents as may be reasonably necessary to effectuate the same. Provided that: (a) The other party shall not be obligated to delay the closing, (b) All additional costs in connection with the exchange should be borne by the party requesting the exchange, and (c) The other party shall not be obligated to execute any note, contract, deed, or other document providing for any personal liability which would survive the exchange, nor shall the other party be obligated to take title to any property other than the property described in this agreement. The other party shall be indemnified and held harmless against any liability which arises or is claimed to have arisen on account of the acquisition of the exchange property.

         IN WITNESS WHEREOF, the parties have hereunto executed this Purchase Agreement the day and year first above written.


OASIS RESIDENTIAL, INC., a                 SIEFERT INVESTMENTS, a Nevada
Nevada Corporation                         Limited Partnership

                                           By: its Sole General Partner:
                                           TONA, INC., a Nevada corporation

By: /s/ Robert V. Jones                    By: /s/ Robert L. Margison, Jr.
    -----------------------------              -------------------------------
    Robert V. Jones                            Robert L. Margison, Jr.,
    Chairman of the Board                      Chief Executive officer


                                           By: /s/ Lee A. Siefert
                                               -------------------------------
                                               Lee Siefert
                                               President

                                  EXHIBIT "A"
                               LEGAL DESCRIPTION

A PORTION OF THE SOUTHWEST QUARTER (SW1/4) OF THE SOUTHEAST QUARTER (SE1/4) OF THE NORTHWEST QUARTER (NW1/4) OF SECTION 23, TOWNSHIP 20 SOUTH, RANGE 60 EAST, M.D.M., CITY OF LAS VEGAS, CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS
FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE NORTHWEST QUARTER (NW1/4) OF SAID
SECTION 23; THENCE ALONG THE SOUTHERLY LINE THEREOF, SAID LINE ALSO BEING THE CENTERLINE OF LAKE MEAD BOULEVARD (100.00 FEET WIDE), NORTH 89#13'45" WEST
849.73 FEET TO A POINT ON SAID SOUTHERLY LINE; THENCE DEPARTING SAID SOUTHERLY LINE, NORTH 00#15'47" EAST, 50.00 FEET TO THE POINT OF BEGINNING, SAID POINT ALSO BEING A POINT ON THE NORTHERLY RIGHT OF WAY LINE OF SAID LIKE MEAD BOULEVARD; THENCE ALONG SAID RIGHT-OF-WAY LINE OF SAID LAKE MEAD BOULEVARD; THENCE ALONG SAID RIGHT-OF-WAY LINE, NORTH 89#13'45" WEST, 455.17 FEET TO A POINT OF CURVATURE; THENCE DEPARTING SAID RIGHT-OF-WAY LINE NORTHWESTERLY, ALONG THE ARC OF A CURVE TO THE RIGHT, CONCAVE NORTHEASTERLY, HAVING A RADIUS OF 25.00 FEET, THROUGH A CENTRAL ANGLE OF 89#23'53", AN ARC DISTANCE OF 39.01 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY LINE OF JAMES BILBRAY DRIVE (60.00 FEET WIDE); THENCE ALONG SAID EASTERLY RIGHT-OF-WAY LINE, NORTH 00#10'08" EAST,
260.53 FEET TO A POINT ON SAID RIGHT-OF-WAY LINE, THENCE DEPARTING SAID RIGHT-OF-WAY LINE, SOUTH 89#11'58" EAST, 480.38 FEET; THENCE SOUTH 00#15'47" WEST, 285.02 FEET TO A POINT OF BEGINNING.

ALSO DESCRIBED AS:

ALL UNITS IN ALL BUILDINGS OF LIGHTHOUSE COVE CONDOMINIUMS, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 55 OF PLATS, PAGE 93 AND RECORDED MARCH 9, 1993 AS DOCUMENT NO. 00903 IN BOOK 930309, OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

TOGETHER WITH AN UNDIVIDED 60/60THS INTEREST IN AND TO THAT REAL PROPERTY DESIGNATED "COMMON ELEMENT" ON SAID MAP.

ALSO TOGETHER WITH EXCLUSIVE EASEMENTS FOR USE OF THAT REAL PROPERTY DESIGNATED "LIMITED COMMON ELEMENT" AND DESIGNATED AS APPURTENANT TO EACH UNIT ON SAID MAP.

                             PERSONAL PROPERTY LIST

Office
------
7 chairs
1 sofa
1 desk                                       Shop
                                             ----
1 small refrigerator
1 telephone                                  1 key kit
                                             1 key machine
Fitness Center                               1 ladder
--------------
                                             2 shovels
1 leg press                                  1 rake
1 torso/leg machine                          Miscellaneous small repair parts
1 vertical ab board
1 military bench press                       Apartment Units
                                             ---------------
1 curl/bank machine
1 Lifestep                                   60 dishwashers
1 Lifecycle                                  60 gas ranges
1 slant board                                60 refrigerators
1 sit-up machine                             60 microwave ovens
1 StarTrac treadmill                         60 washing machines
                                             60 dryers
Pool
----

7 lounge chairs
4 chairs
1 table
1 lifering
1 life extension pole
1 50' vacuum head
1 16' extension poles
2 ComfortZone pool/spa heaters





                                   EXHIBIT B

                          OASIS REEF (LIGHTHOUSE COVE)

                          LIST OF ARCHITECTURAL PLANS

S1.1             -                Site Plan
S1.2             -                Landscaping Plan-Block Wall Elevation
S1.3             -                Trash Enclosure

A1.1             -                Foundation Plan - 2 Br. 8-Plex Bldg.
A1.2             -                Foundation Plan - 2 Br. 12-Plex Bldg.
A1.3             -                Foundation Plan - 3 Br. 16-Plex Bldg.
A1.4             -                Foundation Details

A2.1             -                Flr. & Roof Framing Plans - 2 Br. 8-Plex
A2.2             -                Floor Framing Plan - 2 Br. 12-Plex Bldg.
A2.3             -                Roof Framing Plan - 2 Br. 12-Plex Bldg.
A2.4             -                Floor Framing Plan - 3 Br. 16-Plex Bldg.
A2.5             -                Roof Framing Plan - 3 Br. 16-Plex Bldg.
A2.6             -                Shear Wall Diagrams
A2.7             -                Shear Wall Details
A2.8             -                Miscellaneous Details
A2.9             -                Miscellaneous Details

A3.1             -                Structural General Notes

A4.1             -                Overall 1st & 2nd Flr. Plans - 2 Br. 8-Plex
A4.2             -                Overall 1st Floor Plan - 2 Br. 12-Plex Bldg.
A4.3             -                Overall 2nd Floor Plan - 2 Br. 12-Plex Bldg.
A4.4             -                Overall 1st Floor Plan - 3 Br. 16-Plex Bldg.
A4.5             -                Overall 2nd Floor Plan - 3 Br. 16-Plex Bldg.

A5.1             -                2 Br. Unit Floor Plan
A5.2             -                3 Br. Unit Floor Plan

A6.1             -                Exterior Elevations - 2 Br. 8-Plex Bldg.
A6.2             -                Exterior Elevations - 2 Br. 12-Plex Bldg.
A6.3             -                Exterior Elevations - 3 Br. 16-Plex Bldg.





                                   EXHIBIT C

                          OASIS REEF (LIGHTHOUSE COVE)

                          LIST OF ARCHITECTURAL PLANS


A7.1             -                Building Cross Sections - 2 Br. 8-Plex
A7.2             -                Building Cross Sections - 2 Br. 12-Plex
A7.3             -                Building Cross Sections - 3 Br. 16-Plex
A7.4             -                Wall Sections
A7.5             -                Stair Plan, Section & Details
A7.6             -                Fireplace Plan, Section & Details

A8.1             -                Roof Plan - 2 Br. 8-Plex Bldg.
A8.2             -                Roof Plan - 2 Br. 12 Plex Bldg.
A8.3             -                Roof Plan - 3 Br. 16-Plex Bldg.

A9.1             -                Room Finish Schedule
A9.2             -                Door & Window Schedules & Handicap Unit Plan
A9.3             -                General Notes

A10.1            -                Foundation Plan & Details - Rec. Bldg.
A10.2            -                Roof Framing Plan - Rec. Bldg.
A10.3            -                Floor Plan & Details - Rec. Bldg.
A10.4            -                Interior & Exterior Elevations - Rec. Bldg.
A10.5            -                Building Cross Section - Shear Wall
                                  Diagram & Details - Rec. Bldg.
A10.6            -                Reflected Ceiling Plan & Details
A10.7            -                Roof Plan & Details - Rec. Bldg.
A10.8            -                Door, Window & Room Finish Schedules
A10.9            -                Electrical Plan - Rec. Bldg.

E1.1             -                Overall Elec. 1 & 2 Flr. Plans - 2 Br. 8-Plex
E1.2             -                Overall Elec. 1 Floor Plan - 2 Br. 12-Plex
E1.3             -                Overall Elec. 2 Floor Plan - 2 Br. 12-Plex
E1.4             -                Overall Elec. 1 Floor Plan - 3 Br. 16-Plex
E1.5             -                Overall Elec. 2 Floor Plan - 3 Br. 16-Plex

E2.1             -                Electrical Floor Plan - 2 Br. Unit
E2.2             -                Electrical Floor Plan - 3 Br. Unit





                                   EXHIBIT C

                                     LEASES




                 Leases as listed on Rent Roll Reports dated August 20, 1996, September 20, 1996, October 20, 1996, and November 20, 1996, attached hereto.

                 With regard to Paragraph 7.2.10(iii) of the Purchase Agreement, please be advised as follows:

                 The following persons are granted a rent concession of $50.00 per month during the term of their lease as a leasing promotion:

                 Apartment No.                     Name
                 -------------                     ----
                 102                               Al Rodriguis
                 107                               Michael Winders
                 116                               Gerando Celis
                 124                               Melissa McFarland
                 214                               Dexter Thomas
                 217                               Linda Kelvinger
                 225                               Tabbath Driggers

                 The following persons are granted rent concessions as employees or family members of employees of Oasis Residential, Inc.:

Apartment No.    Name                      Amount           Relationship
-------------    ----                      ------           ------------
118              Angela Pryatel            $163.00              Employee
128              Tammy Bondurant           $155.00              Employee
212              Jeffrey Harris            $169.00              Employee
221              Jeff Waldo                $140.00              Employee





                                   EXHIBIT D

                 With regard to Paragraph 7.2.10(iv), the following tenants have prepaid rent in the amounts indicated:

                 Apartment No.    Name                     Amount
                 -------------    ----                     ------
                 102              Al Rodrigues              $95.00
                 111              Cheryl Reep               $ 4.00
                 114              Mark Iriarte              $25.00
                 124              Melissa McFarland         $15.00
                 225              Tabbitha Driggers         $ 6.00

                 With regard to Paragraph 7.2.10(ix), the following tenants will vacate the units indicated for the reasons indicated:

Apartment No.    Name              Date             Reason
-------------    ----              ----             ------
114              Mark Iriarte     11/30/96         Moving out of state
118              Angela Pryatel   12/08/96         Moving to Oasis Vintage
229              Darren Coyne     11/12/96         Moving to another unit





                                   EXHIBIT D
                                    Page 22

                            GRANT BARGAIN, SALE DEED


THIS INDENTURE WITNESSETH:  That: __________________________________________
____________________________________________________________________________
in consideration of $               the receipt of which is hereby
acknowledged, do hereby Grant, Bargain, Sell and Convey to ________________________________________________________________________ all
that real property situate in the _____________________ County of______________, State of Nevada, bounded and described as follows:


SUBJECT TO:      1.   taxes for the fiscal year
                 2.   Rights of way, reservations,
                      restrictions, easements and
                      conditions of record.

Together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining.

Witness _____  hand this _____ day of _____________, 19___ .



STATE OF NEVADA  )
                 )ss:
COUNTY OF CLARK  )

On this _____ day of_____ ,19__ , personally appeared before me, a Notary Public in and for said County and State, , known to me to be the person(s) described in and who executed the foregoing instrument who acknowledged to me that executed the same freely and voluntarily and for the purposes therein mentioned.



______________________________________________
NOTARY PUBLIC in and for said County and State





                                  EXHIBIT "E"

                                  BILL OF SALE



                 This Bill of Sale is made as of _____________, 1996, by OASIS RESIDENTIAL, INC., a Nevada Corporation ("Transferor").

                 FOR VALUABLE CONSIDERATION, as set forth in that certain Purchase Agreement dated ____________, 1996, (the "Agreement"), Transferor hereby sells, transfers, assigns and delivers to SIEFERT INVESTMENTS, a Nevada Limited Partnership, any and all personal property (the "Personal Property") located within or used in connection with that certain improved real property commonly known as 6500 West Lake Mead Boulevard, Las Vegas, NV 89108 (the "Real property"), as more particularly described on Schedule 1 attached hereto. The Personal Property shall include, without limitation, the items described in the Personal Property Inventory attached hereto as Schedule 2.

                 1. Transferor hereby assigns all warranties, guarantees and indemnities, whether those warranties are express or implied, and all similar rights which Transferor may have against any other manufacturer or supplier of the Personal Property or any portion thereof or against any seller, engineering, contractor or builder, in respect of the Personal Property.

                 2. Transferor warrants that each item of the Personal Property is in good condition, order and repair and suitable for its intended purpose on the date of this Bill of Sale and that Transferor has good and marketable title to the Personal Property, free and clear of all liens, charges or other encumbrances.

                 3. Transferor at any time at or after date of this Bill of Sale shall, at its own expense, execute, acknowledge and deliver any further deeds, assignments, conveyances and other assurances, documents and instruments of transfer reasonably requested by Transferee, and shall take any other action consistent with the terms of this Bill of Sale that may reasonably be requested by Transferee for the purpose of granting and confirming to Transferee, or reducing to Transferee's possession, any and all of the Personal Property. If requested by Transferee, Transferor further agrees to prosecute or otherwise enforce in its own name for the benefit of Transferee any claims, rights or benefits included in the Personal Property that require prosecution or enforcement in Transferor's name. Transferor also hereby appoints Transferee as its agent to act in Transferor's name and on Transferor's behalf to take any action necessary to effect the transfer of any of the Personal Property to Transferee, or prosecute or otherwise enforce any claims, rights or benefits included in the Personal property in Transferor's name, including bringing suit in Transferor's name.





                                   EXHIBIT F

                 4. This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

                 Dated as of the date and year first above written.

                                   TRANSFEROR:

                                   OASIS RESIDENTIAL, INC., a Nevada corporation


                                   By
                                          ----------------------------------
                                   Title:
                                          ----------------------------------





                                   EXHIBIT F

                           SCHEDULE 1 TO BILL OF SALE

                 See Exhibit A attached hereto - Legal description of Property.





                                   EXHIBIT F

                           SCHEDULE 2 TO BILL OF SALE

                             PERSONAL PROPERTY LIST

Office
------

7 chairs
1 sofa
1 desk
1 small refrigerator
1 telephone

Fitness Center
--------------

1 leg press
1 torso/leg machine
1 vertical ab board
1 military bench press
1 curl/bank machine
1 Lifestep
1 Lifecycle
1 slant board
1 sit-up machine
1 StarTrac treadmill

Pool
----

7 lounge chairs
4 chairs
1 table
1 lifering
1 life extension pole
1 50' vacuum head
1 16' extension poles
2 ComfortZone pool/spa heaters





                                   EXHIBIT F

Shop

1 key kit
1 key machine
1 ladder
2 shovels
1 rake
Miscellaneous small repair parts

Apartment Units

60 dishwashers
60 gas ranges
60 refrigerators
60 microwave ovens
60 washing machines
60 dryers





                                   EXHIBIT F

                              ASSIGNMENT OF LEASES

                                  This Assignment (the "Assignment") is made as
of December ___, 1996, by OASIS RESIDENTIAL, INC., a Nevada corporation ("Assignor").

                                  FOR VALUABLE CONSIDERATION, as set forth in
that certain Purchase Agreement dated December __, 1996, (the "Agreement"), Assignor hereby assigns and transfers to SIEFERT INVESTMENTS, a Nevada Limited Partnership ("Assignee"), the following:

                 A. All leases for occupancy (collectively, the "Leases") of the real property commonly known as 6500 West Lake Mead Boulevard, Las Vegas, NV 89108 and more particularly described on Schedule 1 attached hereto (the "Real Property"). The Leases are more particularly described in
Schedule 2 attached hereto. This Assignment includes, without limitation, all rents and monies to become due under the Leases on and after the date of this Assignment;

                 B. All equipment leases, service and/or maintenance agreements and contracts relating to the Real Property (collectively, the "Contracts"), as more particularly described in Schedule 3 attached hereto;

                 C. All permits, licenses, consents, registrations and other similar approvals applicable to the Real Property (collectively, the "Approvals"), which Approvals are more particularly described in Schedule 4 attached hereto;

                 D. All plans and specifications for: (1) the Real Property; (2) any and all improvements used in connection with the operation or occupancy of the Real Property or located upon the Real Property (the "Improvements"); and (3) any and all personal property owned by Assignor located within or used in connection with the operation of the Real Property and Improvements (the "Personal Property), (collectively, the "Plans"); and

                 E. All warranties of which Assignor is the beneficiary (the "Warranties") with respect to the Improvements or Personal Property, including, without limitation, the warranties more particularly described on Schedule 5 attached hereto.

                                  This Assignment shall not supersede the
Agreement and, in the event of conflict between this Assignment and the Agreement, the Agreement shall control.





                                   EXHIBIT G

                                  This Assignment shall be binding upon and
inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

                                  IN WITNESS WHEREOF, Assignor has executed
this Assignment as of the date first above written.

                                        Assignor:

                                        OASIS RESIDENTIAL, INC.,
                                        a Nevada Corporation


                                        By
                                               -----------------------------
                                        Title:
                                               -----------------------------



                                   ASSUMPTION

                                  Assignee does hereby assume all of the
obligations, liabilities and duties under and pursuant to those items set forth in paragraphs B & C above.

                                         Assignee:

                                         SIEFERT INVESTMENTS, a Nevada
                                         Limited Partnership


                                         By:
                                                -------------------------------
                                         Title:
                                                -------------------------------





                                   EXHIBIT G

                            SCHEDULE 1 TO EXHIBIT G

              See Exhibit A attached hereto, Property Description.





                                   EXHIBIT G

                            SCHEDULE 2 TO EXHIBIT G

                         Description of Tenant Leases.

                 Those leases, copies of which are attached hereto.





                                   EXHIBIT G

                            SCHEDULE 3 TO EXHIBIT G

         See Exhibit L to Purchase Agreement, Contract Obligations.





                                   EXHIBIT G

                            SCHEDULE 4 TO EXHIBIT G

                 Licenses and permits, copies of which are attached hereto, described as follows:

                 1.               Certificate of Occupancy dated July 8, 1992;

                 2. City of Las Vegas, Nevada, Business License No. AO7-01186-1-052063;

                 3. Clark County Health District, Las Vegas, Nevada, Health Permit for swimming pool - Permit No. 12876-HGW-01;

                 4. Clark County Health District, Las Vegas, Nevada, Health Permit for spa - Permit No. 128676-HGW-02.





                                   EXHIBIT G

                            SCHEDULE 5 TO EXHIBIT G

                 Manufacturer's Warranty:  York Air-conditioning Units





                                   EXHIBIT G

           ASSIGNMENT OF INTANGIBLE PROPERTY AND CONTRACT OBLIGATIONS


                                  This Assignment (the "Assignment") is made as
of December __, 1996, by OASIS RESIDENTIAL, INC., a Nevada corporation ("Assignor").

                                  FOR VALUABLE CONSIDERATION, as set forth in
that certain Purchase Agreement dated December __, 1996, (the "Agreement"), Assignor hereby assigns and transfers to SIEFERT INVESTMENTS, a Nevada Limited Partnership ("Assignee"), all Intangible Property and Contract Obligations used in the operation, ownership and occupancy of the real property described on Exhibit A attached hereto other than the use of the name Oasis Reef Apartments or the use of Oasis or Reef with any other name, but including the name Lighthouse Cove; excluding all copyrights, trademarks, tradenames or service marks used by Seller in the operation of the land, improvements, ownership or occupancy, but including the plans and specifications for use on the land only in connection with the present structures, the engineering, soils, pest control and other studies or reports relating to the Land, the Improvements and/or the Personal Property, all telephone exchange numbers identified with the Land or Improvements, all awards or payments to be made for or with respect to any taking in condemnation or eminent domain (including awards or payments for damage resulting from change of grade or impairments of access) of any part of the Land, the Improvements and/or the Personal Property on or after the date hereof, all rents, issues and profits therefrom and to the extent, if any, approved in writing by the Buyer pursuant to the terms of this Agreement, all consents, licenses, franchises, permits, purchase or construction warranties or guarantees and other rights owned by the Seller relating to the operation, ownership or occupancy of the Land, the Improvements and/or the Personal Property.

                                  This Assignment shall not supersede the
Agreement and, in the event of conflict between this Assignment and the Agreement, the Agreement shall control.

                                  This Assignment shall be binding upon and
inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.





                                   EXHIBIT H

                IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

                                            Assignor:

                                            OASIS RESIDENTIAL, INC.,
                                            a Nevada Corporation

                                            By
                                                   ---------------------------
                                            Title:
                                                   ---------------------------




                                   ASSUMPTION

                 Assignee does hereby assume all of the obligations, liabilities and duties under and pursuant to those items set forth above.

                                            Assignee:

                                            SIEFERT INVESTMENTS, a Nevada
                                            Limited Partnership


                                            By:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------





                                   EXHIBIT H

                               LETTER TO TENANTS





                               December 18, 1996


Dear Resident:

                                  We are pleased to announce that as of the
date mentioned above, Oasis Residential, Inc. is no longer the owner of your apartment community. We further advise you that Oasis Residential, Inc. has transferred to the new owners all of your security deposit, under an pursuant to your lease agreement, which has also been assigned to the new owners.

                                  Stout Management company, 2320 Paseo Del
Prado, Las Vegas, Nevada 89102, 646-5797 has been chosen by new owners as the Managing Agent for Oasis Reef Apartment Homes.

                                  You are hereby directed until otherwise
notified by the new owners to make all future rental and other payments required under your lease to Carmel Cove. You may continue addressing rental payments, service requests and all questions to the leasing office during normal business hours.

                                  We understand that many of you have questions
and concerns regarding this transition. Stout Management company will be contacting you in the near future to answer any questions or help with any needs you might have. In the meantime, please feel free to call the leasing office and talk with the manager if you have any questions.

                                        Very truly yours,



                                        Oasis Residential, Inc.





                                   EXHIBIT H

                        AFFIDAVIT OF NON-FOREIGN STATUS



                 To inform SIEFERT INVESTMENTS, a Nevada Limited Partnership, ("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended, will not be required upon transfer of certain real property to Transferee by OASIS RESIDENTIAL, INC., a Nevada corporation, ("Transferror"), the undersigned hereby certifies the following on behalf of
Transferror:

                 1. Transferror is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder);

                 2. Transferror's U.S. employer identification number is as follows: 88-0297457;

                 3. Transferror's office address is: 4041 East Sunset Road, Henderson, NV 89014.

                 Transferror understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

                 Transferror understands that Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

                 Transferror hereby agrees to indemnify, protect, defend and hold Transferee harmless from and against any and all obligations, liabilities, claims, losses, actions, causes of action, rights, demands, damages, costs and expenses of every kind, nature or character whatsoever (including, without limitation, attorneys' and paralegals' fees and costs and court costs) incurred by Transferee as a result of: (i) Transferror's failure to pay U.S. Federal income tax which the Transferror is required to pay under applicable United States law arising in connection with the subject transaction; or (ii) any false or misleading statement contained herein.





                                   EXHIBIT J

                 Under penalty of perjury, I declare that I have examined this Certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that


I have authority to sign this document on behalf of Transferror.

                 Dated this _____ day of December, 1996.

                                      OASIS RESIDENTIAL, INC.,
                                      a Nevada corporation,


                                      By
                                             --------------------------------
                                      Name:
                                             --------------------------------
                                      Title:
                                             --------------------------------





                                   EXHIBIT J

                                   RENT ROLLS

                 See Rent Rolls dated August 20, 1996, September 20, 1996, October 20, 1996, and November 20, 1996, attached hereto as Schedule 1.





                                   EXHIBIT K

                              CONTRACT OBLIGATIONS


            1.               Network Multi-Family Security Corporation
                             14275 Midway, #440
                             Dallas, TX 75244

                             Alarm Services Agreement entered into on October 7, 1991 for a period of ten and one-half (10 1/2) years.

                             Attached hereto as Schedule 1

            2. Protection One (Successor to Contracts of A-Able Lock & Alarm, Inc.) 1911 East
                             Charleston Las Vegas, NV 89104
                             731-0005

                             Alarm Services Agreement for Office
                             Monitoring and quarterly inspection
                             ($50.00 per month)

                             Agreement entered into on June 29, 1992 for five year period, and automatically renews yearly unless terminated in writing at least 30 days prior to the anniversary date.

                             Attached hereto as Schedule 2

            3. Cerberus Pyrotronics (successor to Ellis Industrial Electronics) 731 Pilot Road, Suite J Las Vegas, NV 89119
                             453-5900

                             Fire Alarms for individual apartments

                             Agreement entered into May 21, 1992,
                             automatically renews on anniversary date.

                             Attached hereto as Schedule 3





                                   EXHIBIT L